UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 2, 2005 (October 31, 2005)
Date of Report (Date of earliest event reported)

COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices) (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 2, 2005, Competitive Technologies, Inc. (“CTT”) announced that the U.S. Supreme Court has granted the writ of certiorari and agreed to hear the appeal of Laboratory Corporation of America Holdings d/b/a LabCorp (“LabCorp”) in a homocysteine patent case. The petition for appeal had been filed by LabCorp in its attempt to overcome an infringement ruling in a patent case in which CTT's patent rights, and those of its clients, had been upheld by both the U.S. District Court and the Court of Appeals of the Federal Circuit. Recently, the U.S. Solicitor General, at the request of the U.S. Supreme Court, had investigated a single issue of patentability presented in the petition for appeal and recommended that the U.S. Supreme Court deny the writ of certiorari and not hear the appeal. Nevertheless, the Court has decided to hear the case on the single issue of patentability.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date:	November 2, 2005	By:	/s/ Michael D. Davidson
		Name:	Michael D. Davidson
		Title:	Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1
Press release dated November 2, 2005 announcing that the U.S. Supreme Court has granted the writ of certiorari and agreed to hear the appeal of Laboratory Corporation of America Holdings d/b/a LabCorp in a homocysteine patent case.